UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 27, 2010

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34542	86-0891931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China 475002
(Address of principal executive offices)

(+86) 378-292-5211
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 27, 2010, Ms. Ichi Shih resigned as Chief Financial Officer of China Valves Technology, Inc. (the “Company”) effective immediately. Ms. Shih’s resignation is not in connection with any known disagreement with the Company on any matter. In connection with the resignation of Ms. Shih, the board of the Company appointed Mr. Renrui Tang as the interim Chief Financial Officer until a permanent Chief Financial Officer is appointed. A copy of the press release announcing Ms. Shih’s resignation and the appointment of Mr. Tang is filed as Exhibit 99.1 hereto and is hereby incorporated by reference.

Between 1994 and 2004, Mr. Tang worked for the Company’s subsidiary Zhengzhou Zhengdie Valve Co. Ltd. as the manger for financial department. He had been in charge of the firm’s financing activities and various issues in accounting fields. From 2004 to April 2008, Mr. Tang was the financial director of the Company’s subsidiary Kaifeng High Pressure Valve Co. Ltd. His major duties included managing accounting and financing activities, supervising financial analysis, capital allocation, internal control and auditing. Between February 2009 and July 2009, he also served as the Company’s interim Chief Financial Officer. Mr. Tang is an International Certified Public Accountant.

No family relationship exists between Mr. Renrui Tang and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. Renrui Tang and the Company that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)	Exhibits :

The following exhibit is filed with this current report on Form 8-K.

Exhibit Number	Description of Exhibit

99.1	Press release dated May 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: May 27, 2010

/s/ Siping Fang
Siping Fang
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated May 27, 2010